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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2007

                         Tompkins Financial Corporation
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             (Exact name of registrant as specified in its charter)

        New York                        1-12709                 16-1482357
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(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

The Commons, PO Box 460, Ithaca, New York                       14851
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          (Address of Principal executive offices)             (Zip Code)

Registrant's telephone number, including area code (607) 273-3210

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry Into or Termination of a Material Definitive Agreement

On November 9, 2007, Tompkins Financial Corporation ("TFC"), TMP Mergeco, Inc., a wholly-owned subsidiary of TFC ("Merger Sub") and Sleepy Hollow Bancorp, Inc. ("SHB"), the holding company for Sleepy Hollow Bank, entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into SHB, with SHB surviving such merger, in a cash transaction valued at $30.2 million (the "Merger"). Immediately after that merger, Sleepy Hollow Bank will merge with and into Mahopac National Bank ("Mahopac"), a wholly-owned bank subsidiary of TFC, with Mahopac surviving such merger.

At the effective time of the Merger, each outstanding share of common stock of SHB (except certain shares as set forth in the Merger Agreement) will be converted into the right to receive $5,129.07. The issued and outstanding shares of preferred stock of SHB will remain issued and outstanding, with the same rights, preferences and privileges previously held. The parties have made representations, warranties and covenants in the Merger Agreement, including, in the case of SHB, covenants to conduct its business in the ordinary course consistent with past practice. The Merger remains subject to various conditions, including the approval of the shareholders of SHB and various regulatory approvals. It is expected that the Merger will be completed in the first quarter of 2008.

In the Merger Agreement, SHB has agreed not to solicit proposals relating to an alternative business combination transaction or, subject to certain exceptions, to enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions. The directors of SHB have also entered into voting agreements, pursuant to which they have agreed to vote their shares of common stock of SHB in favor of the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, which is filed as exhibit 99.2 to this report and incorporated herein by reference.

The Merger Agreement has been included to provide information regarding the terms of the Merger and is not intended to provide factual information about TFC or SHB. As described above, the Merger Agreement contains representations and warranties that TFC and SHB have made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement between TFC and SHB, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. For the foregoing reasons, you should not rely on the representations or warranties as accurate or complete, or as characterizations of the actual state of facts as of any specific date.

Item 8.01 Other Events.

On November 13, 2007, TFC and SHB, issued a joint press release announcing the execution of the Merger Agreement. The press release is included as exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit No. Description

99.1 Press release dated November 13, 2007
99.2 Merger agreement dated November 9, 2007

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TOMPKINS FINANCIAL CORPORATION

Date: November 13, 2007                 By: /s/ STEPHEN S. ROMAINE
                                            ------------------------------------
                                            Stephen S. Romaine
                                            President and CEO

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                 EXHIBIT DESCRIPTION                              PAGE
-------                -------------------                              ----

99.1                      Press release dated November 13, 2007
99.2                      Merger Agreement dated November 9, 2007